                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                                JEFFBANKS, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                      LOGO
                                 JEFFBANKS, INC.



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 21, 1999


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of JEFFBANKS, INC. (the "Company") will be held at the Company's principal executive office located at 1845 Walnut Street, Philadelphia, Pennsylvania, on Friday, May 21, 1999, at 10:00 a.m. (the "Meeting") for the following purposes:


   1. To elect four Class C directors to serve until the expiration of their three-year terms and until their successors shall have been duly elected and qualified.

   2. To consider and act upon a proposal to amend the JeffBanks, Inc. 1996 Stock Option Plan (the "Option Plan") to increase the maximum number of shares of Common Stock which may be issued under the Option Plan by 300,000 shares.

   3. To ratify the selection of Grant Thornton LLP as independent public auditors for the Company for the fiscal year ending December 31, 1999.

   4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Only those shareholders who hold Common Stock of record at the close of business on March 22, 1999 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding matters proposed to be acted upon at the Meeting.


                                          By Order of the Board of Directors,


                                          /s/ William H. Lamb
                                          -------------------------------------
                                          WILLIAM H. LAMB, Secretary


April 15, 1999



ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED.

                                      LOGO
                                 JEFFBANKS, INC.


                              1845 Walnut Street
                       Philadelphia, Pennsylvania 19103

                              ------------------
                                PROXY STATEMENT
                              ------------------

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of JeffBanks, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders (the "Meeting") to be held at 1845 Walnut Street, Philadelphia, Pennsylvania 19103 on Friday, May 21, 1999 at 10:00 a.m., or any adjournment thereof, pursuant to the foregoing Notice of Annual Meeting. This Proxy Statement and the accompanying Notice were mailed to shareholders of the Company on or about April 15, 1999.


                     GENERAL INFORMATION ABOUT THE MEETING

Quorum and Voting

     The presence in person or by proxy of shareholders holding a majority of the outstanding shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), will constitute a quorum for the transaction of all business at the Meeting. A shareholder voting for the election of directors may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors. A shareholder may also abstain from voting on the proposal to increase the maximum number of shares issuable under the Option Plan and on the proposal to ratify the selection of independent auditors for the 1999 fiscal year. Votes withheld from the election of any nominee for director and abstentions from any other proposal will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on any matter. If a broker has received voting instructions from a beneficial owner of shares on a particular matter, and delivers a proxy with respect thereto, but does not receive voting instructions from the beneficial owner on another matter, and indicates on the proxy that it does not have discretionary authority to vote on such other matter, those shares will be considered as present and entitled to vote with respect to such other matter, but will not be counted in the number of votes cast "for" or "against" the matter.

     Only shareholders of record at the close of business on March 22, 1999 are entitled to vote at the Meeting. As of March 22, 1999, there were 10,487,715 shares of the Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote on all matters presented at the Meeting.

     Shares represented by duly executed proxies in the accompanying form received prior to the Meeting and not revoked will be voted at the Meeting or at any adjournments in accordance with choices specified on the proxy. If no choices are specified, it is the intention of the persons named as proxies in the accompanying form of proxy to vote FOR the nominees for election as directors, FOR the amendment of the Option Plan and FOR the ratification of independent auditors for the 1999 fiscal year, except as described above with respect to brokers' proxies on behalf of beneficial owners. Such proxy may be revoked by the person executing it at any time before the authority thereby granted is exercised by giving written notice to the Secretary of the Company, by delivery of a duly executed proxy bearing a later date or by voting in person at the Meeting. Attendance at the Meeting will not have the effect of revoking a proxy unless the shareholder so attending so notifies the inspectors of election in writing prior to voting of the proxy. A beneficial owner who intends to vote shares at the Meeting should obtain a legal proxy or power of attorney from his or her broker and present it at the Meeting to establish his or her right to vote such shares.


Solicitation Expenses

     The expenses of soliciting proxies for the Meeting, including the cost of preparing, assembling and mailing this Proxy Statement and the accompanying form of proxy, will be borne by the Company. These costs are not expected to exceed $10,000. In addition to the solicitation of proxies by mail, certain directors, officers and employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in so doing.


Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth, as of March 31, 1999, information with respect to the beneficial ownership of Common Stock of (i) each director, nominee for director and executive officer of the Company, (ii) the directors and executive officers as a group and (iii) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock. This information is reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person. The business address of the persons listed below is 1845 Walnut Street, Philadelphia, Pennsylvania 19103.

                                                                  Number of Shares
                                                                    and Nature of        Percent of
                            Name                                Beneficial Ownership      Class(1)
                           -----                                --------------------     -----------
Betsy Z. Cohen .............................................       1,137,402 (2)         10.8%
Edward E. Cohen ............................................       1,137,402 (2)         10.8%
Robert J. Coleman ..........................................         234,052 (3)          2.2%
Robert B. Goldstein ........................................         213,141 (4)          2.0%
John G. Hoopes .............................................         116,327 (5)          1.1%
Hersh Kozlov ...............................................          58,561 (6)             *
William H. Lamb ............................................         526,013 (7)          5.0%
Arthur Makadon .............................................          11,008 (8)             *
P. Sherrill Neff ...........................................          14,183 (9)             *
John W. Rose ...............................................          49,288 (10)            *
James R. Sibel .............................................          56,565 (11)            *
Harmon S. Spolan** .........................................         373,564 (12)         3.6%
William D. White ...........................................          11,467 (13)            *
Paul Frenkiel ..............................................          76,797 (14)            *
All directors and executive officers as a group (14 persons)       2,877,198             27.4%

------------
 * Less than 1%.

** Harmon S. Spolan retired as an officer and director of the Company and its subsidiaries on February 28, 1999.

 (1) Shares of Common Stock issuable pursuant to options or warrants are deemed outstanding for purposes of computing the percentage of the person or group holding such options but are not deemed outstanding for purposes of computing the percentage of any other person (except that the aggregate of the options held by Betsy Z. and Edward E. Cohen are included in the shares set forth as held by each individually).

 (2) Consists of 7,526 shares held in the Company's Cash and Deferred Savings Plan (the "401(k) Plan") for the benefit of Mrs. Cohen; 4,956 shares held in the 401(k) Plan for the benefit of Mr. Cohen; 433 shares held in an individual retirement account ("IRA") for the benefit of Mrs. Cohen; 28,586 shares held in an IRA for the benefit of Mr. Cohen; 2,709 shares held by the Jefferson Bank Employee Stock Ownership Plan (the "ESOP") for the benefit of Mrs. Cohen; 1,170 shares held by the ESOP for the benefit of Mr. Cohen; 17,984 shares held by Mrs. Cohen as custodian for the benefit of their children; 118,623 shares held by trustees for the benefit of Mr. and Mrs. Cohen's children; 15,801 shares held by Mr. Cohen as trustee for Mr. Spolan and his wife (Mr. Cohen disclaims beneficial ownership of such shares); 97,302 shares held by Mr. and Mrs. Cohen as trustees of a charitable foundation (Mr. and Mrs. Cohen disclaim beneficial ownership of such shares); and 529,143 shares held by a limited partnership for which Mr. and Mrs. Cohen are officers of the general partner. The share amount also includes 248,855 shares issuable to Mrs. Cohen upon the exercise of stock options and 64,314 shares issuable to Mr. Cohen upon the exercise of stock options.

 (3) Consists of 112,069 shares held by Mr. Coleman directly, 118,650 shares issuable to him pursuant to a warrant and 3,333 shares issuable to him upon the exercise of stock options.

 (4) Consists of 54,058 shares held by Mr. Goldstein jointly with his wife and 159,083 shares issuable to him upon the exercise of stock options.

 (5) Consists of 83,333 shares held by Mr. Hoopes directly, 29,661 shares issuable to him pursuant to a warrant and 3,333 shares issuable to him upon the exercise of stock options.

 (6) Consists of 25,092 shares held by Mr. Kozlov directly; 20,974 shares held in an IRA for his benefit; 1,602 shares held in an IRA for the benefit of his wife; 385 shares held by Mr. Kozlov as custodian for the benefit of his minor child; and 10,508 shares issuable to Mr. Kozlov upon the exercise of stock options.

 (7) Consists of 267,407 shares held by Mr. Lamb directly; 109,091 shares held jointly with his wife; 92,763 shares held by his wife; 9,705 shares held by Mr. Lamb as trustee for his children; 30,413 shares held by the Lamb, Windle & McErlane Money Purchase Pension Trust (of which Mr. Lamb is sole trustee); 6,126 shares held by Mrs. Lamb as trustee for her child; and 10,508 shares issuable to Mr. Lamb upon the exercise of stock options.

 (8) Consists of 500 shares held by Mr. Makadon directly and 10,508 shares issuable to him upon the exercise of stock options.

 (9) Consists of 3,675 shares held by Mr. Neff directly and 10,508 shares issuable to him upon the exercise of stock options.

(10) Consists of 1,010 shares held by Mr. Rose directly and 48,278 shares held by Mr. Rose as a general partner of Castle Creek Capital Partners Fund, L.P. ("Castle Creek Shares"). Mr. Rose holds shared voting and dispositive powers over the Castle Creek Shares.

(11) Consists of 6,440 shares held by Mr. Sibel directly; 73 shares held in the 401(k) Plan for the benefit of Mr. Sibel; 2,389 shares held in the ESOP for his account; and 47,663 shares issuable to him upon the exercise of stock options.

(12) Consists of 1,600 shares owned by Mr. Spolan directly; 173,381 shares owned jointly with his wife; 21,194 shares held by Mrs. Spolan; 3,203 shares held in the 401(k) Plan for the benefit of Mr. Spolan; 15,801 shares held in a trust for Mr. and Mrs. Spolan of which Mr. Cohen is trustee; 4,029 shares held by the ESOP for the account of Mr. Spolan; 54,208 shares held by Mr. Spolan as trustee for the children of Mr. and Mrs. Cohen; 2,500 shares held by a foundation for which Mr. Spolan is a director and officer; 805 shares held in a benefit plan for the benefit of Mr. Spolan; and 96,843 shares issuable to him upon the exercise of stock options.

(13) Consists of 959 shares held in a pension plan for the benefit of Mr. White and 10,508 shares issuable to him upon the exercise of stock options.

(14) Consists of 9,910 shares held by Mr. Frenkiel directly; 6,484 shares held in the 401(k) Plan for his benefit; 4,031 shares held in an IRA for his benefit; 910 shares held by the ESOP for his account; 3,828 shares held by Mr. Frenkiel as custodian for his child; and 51,634 shares issuable to Mr. Frenkiel upon the exercise of stock options.


                       PROPOSAL 1: ELECTION OF DIRECTORS



Directors


     The Board of Directors is divided into three classes with directors in each class serving three-year terms. The terms of the Class C directors expire at the Meeting. The Nominating Committee of the Board of Directors (the "Nominating Committee") has nominated Betsy Z. Cohen, William H. Lamb, William
D. White and Robert J. Coleman as directors in Class C. Should any nominee become unable or refuse to accept nomination for election as a director in Class C, it is intended that the persons acting as proxies will vote for the election of such other person as the Nominating Committee may recommend. The Board of Directors knows of no reason why any of the nominees might be unable or refuse to accept election. The nominees for Class C directors receiving a plurality of the votes cast at the Meeting will be elected.


     During 1998, the Board of Directors held seven meetings. No absences were reported at any of meetings of the Board of Directors or at meetings of the standing committees (described below) on which directors served during the period they were directors and members of such committees. Set forth below are the names, ages and principal occupations during the past five years of the nominees for election as directors, the continuing members of the Board of Directors and the executive officers of the Company.



                                        Served As          Principal Occupation for Past Five
                                       A Director           Years and Position Held with the
            Name               Age        Since               Company or Its Subsidiaries
           -----               ---     ----------          ----------------------------------
Nominees for election as
 Class C Directors
Betsy Z. Cohen(1) .........    57        1981        Betsy Z. Cohen has served as Chairman of
                                                     the Board of Directors, Chief Executive
                                                     Officer and a director of the Company
                                                     since 1981, as Chairman of the Board of
                                                     Directors, Chief Executive Officer and a
                                                     director of Jefferson Bank and Jefferson
                                                     Bank of New Jersey ("Jefferson NJ") since
                                                     1974 and 1988, respectively. Mrs. Cohen is
                                                     also Chairman, Chief Executive Officer
                                                     and a trustee of Resource Asset Invest-
                                                     ment Trust, a publicly-traded real estate
                                                     investment trust ("RAIT") since 1997,
                                                     Chairman, Chief Executive Officer and a
                                                     director of JeffMortgage, Inc. (a mortgage
                                                     lending subsidiary of Jefferson Bank) since
                                                     1998 and a director of Aetna Inc. (an insur-
                                                     ance company) since 1996. Mrs. Cohen is
                                                     married to Edward E. Cohen.

                                             Served As         Principal Occupation for Past Five
                                            A Director          Years and Position Held with the
              Name                  Age        Since               Company or Its Subsidiaries
              ----                  ---     ----------         -----------------------------------
William H. Lamb(1)(4) ..........    59        1981        William H. Lamb has served as Secretary
                                                          and a director of the Company and Jeffer-
                                                          son Bank since 1981 and 1974, respectively.
                                                          Mr. Lamb has been a senior member of the
                                                          Chester County, Pennsylvania law firm of
                                                          Lamb, Windle & McErlane, P.C. since
                                                          1970.

William D. White(2)(3) .........    65        1994        From 1989 to 1994, William D. White, who
                                                          is now retired, was the President of the
                                                          National League of Professional Baseball
                                                          Clubs. Mr. White is a director and/or
                                                          trustee of investment companies for which
                                                          Mitchell Hutchins Asset Management Inc.
                                                          serves as investment advisor.

Robert J. Coleman(3) ...........    62        1997        From 1988 until their acquisition by the
                                                          Company in January 1997, Robert J. Cole-
                                                          man was a director of United Valley Ban-
                                                          corp, Inc. ("UVBI") and its wholly-owned
                                                          banking subsidiary, United Valley Bank
                                                          ("UVB"). Mr. Coleman is the Chairman of
                                                          the Executive Committee of Marshall,
                                                          Dennehey, Warner, Coleman & Goggin (a
                                                          regional law firm based in Philadelphia).
                                                          Mr. Coleman is also a director of the Hero
                                                          Scholarship Fund of Delaware County and
                                                          the Insurance Society of Philadelphia.

Class B Directors
Hersh Kozlov(3)(4) .............    51        1994        In addition to serving as a director of the
                                                          Company, Hersh Kozlov has been a direc-
                                                          tor of Jefferson NJ since 1988. Mr. Kozlov
                                                          has been a senior member of the Cherry
                                                          Hill, New Jersey law firm of Kozlov,
                                                          Seaton, Romanini, Brooks & Greenberg,
                                                          since 1980.

Arthur Makadon(4) ..............    56        1995        Arthur Makadon is a senior partner at the
                                                          Philadelphia, Pennsylvania law firm of Bal-
                                                          lard Spahr Andrews & Ingersoll, with
                                                          which he has been affiliated since 1975.

John G. Hoopes(2) ..............    54        1997        From 1988 to 1997, John Hoopes was
                                                          Chairman of the board of directors and a
                                                          director of UVBI and UVB. Mr. Hoopes is
                                                          the Chairman of Penn Business Credit, a
                                                          privately owned commercial finance com-
                                                          pany located in Philadelphia, Pennsylvania.

                                             Served As          Principal Occupation for Past Five
                                            A Director           Years and Position Held with the
              Name                  Age        Since               Company or Its Subsidiaries
              ----                  ---     ----------          ----------------------------------
Class A Directors
Edward E. Cohen(1)(3) ..........    60        1981        Edward E. Cohen has been a director of
                                                          the Company, Jefferson Bank and Jeffer-
                                                          son NJ since 1981, 1976 and 1988, respec-
                                                          tively, and presently serves as Chairman of
                                                          the Company's Executive Committee. Mr.
                                                          Cohen is Chairman and Chief Executive
                                                          Officer of Resource America, Inc, a
                                                          publicly-held specialty finance company
                                                          ("RAI"). Until April 1996, Mr. Cohen was
                                                          of counsel to Ledgewood Law Firm, P.C., a
                                                          Philadelphia law firm which provides legal
                                                          services to the Company, Jefferson Bank
                                                          and Jefferson NJ. Mr. Cohen is married to
                                                          Betsy Z. Cohen.

James R. Sibel(1) ..............    55        1989        James R. Sibel has served as Executive
                                                          Vice President, Chief Credit Officer and a
                                                          director of the Company since 1989. Mr.
                                                          Sibel has been the Executive Vice Presi-
                                                          dent, Chief Credit Officer and a director of
                                                          Jefferson Bank since 1987.

P. Sherrill Neff(2)(4) .........    47        1994        P. Sherrill Neff has been President, Chief
                                                          Financial Officer and a director of Neose
                                                          Technologies, Inc., a biotechnology firm
                                                          based in Horsham, Pennsylvania since
                                                          1994. From 1993 to 1994, Mr. Neff was
                                                          Senior Vice President, Corporate Develop-
                                                          ment, of U.S. Healthcare, Inc., a national
                                                          managed health care company headquar-
                                                          tered in Blue Bell, Pennsylvania. From
                                                          1984 to 1993, Mr. Neff was a Managing
                                                          Director in the Investment Banking Divi-
                                                          sion of Alex. Brown & Sons Incorporated,
                                                          Baltimore, Maryland.

                                             Served As          Principal Occupation for Past Five
                                            A Director           Years and Position Held with the
              Name                  Age        Since               Company or Its Subsidiaries
              ----                  ---     ----------          ----------------------------------
Robert B. Goldstein(1) .........    58        1998        Robert B. Goldstein has been Vice Chair-
                                                          man of the Company since July 1998, and
                                                          upon the retirement of Harmon S. Spolan
                                                          on February 28, 1999, its President and
                                                          Chief Operating Officer. He has also been
                                                          President and Chief Operating Officer of
                                                          Jefferson Bank and a director of Jefferson
                                                          NJ since July 1998. From 1997 until its
                                                          acquisition by the Company in 1998, Mr.
                                                          Goldstein was President, Chief Executive
                                                          Officer and a director of Regent Banc-
                                                          shares Corp. ("RBC") and Chairman, Chief
                                                          Executive Officer and a director of its sub-
                                                          sidiary, Regent National Bank ("Regent").
                                                          From 1993 to 1997, Mr. Goldstein served as
                                                          President, Chief Executive Officer and a
                                                          director of Lafayette American Bank in
                                                          Bridgeport, Connecticut.

John W. Rose ...................    49        1998        From 1997 to 1998, Mr. Rose served as a
                                                          director of RBC and of Regent. Mr. Rose
                                                          has been a general partner and head of the
                                                          investment committee of Castle Creek
                                                          Capital Partners Funds, LP (a fund that
                                                          invests in turnaround banking situations)
                                                          since 1996 and President and owner of
                                                          McAllen Capital Partners (an investment
                                                          banking firm that specializes in bank turn-
                                                          around investments) since 1992. Mr. Rose
                                                          has been a director of Jacksonville Bancorp
                                                          (a Florida bank holding company) since
                                                          1998. From 1995 to 1997, Mr. Rose was an
                                                          executive Vice President of F.N.B. Corpo-
                                                          ration (a multi-bank holding company in
                                                          Hermitage, Pennsylvania).

------------
(1) Member of the 1998 Executive Committee. The Executive Committee, which serves at the pleasure of the Board of Directors, has the authority to take action between meetings of the Board of Directors. During 1998, the Executive Committee held five meetings.


(2) Member of the 1998 Audit Committee. The Audit Committee, which serves at the pleasure of the Board of Directors, selects the independent auditors, reviews the scope and results of the audit and reviews the adequacy of the Company's accounting, financial and operating controls. During 1998, the Audit Committee held four meetings.


(3) Member of the 1998 Nominating Committee. The Nominating Committee, which serves at the pleasure of the Board of Directors, recommends nominees for election to the Board of Directors. The Nominating Committee will consider recommendations of security holders in proposing nominees for election to the Board of Directors at the 2000 Annual Meeting of Shareholders, provided that such recommendations are received by the Company at its executive offices not later than December 16, 1999. During 1998, the Nominating Committee held one meeting.

(4) Member of the 1998 Compensation Committee. The Compensation Committee serves at the pleasure of the Board of Directors. The Compensation Committee establishes compensation for senior executive officers of the Company (Mrs. Cohen and Messrs. Cohen, Goldstein and Sibel) and recommends appropriate compensation levels to the Boards of Directors of the Company's subsidiary banks for their senior executive officers. During 1998, the Compensation Committee held three meetings.


Executive Officers

     Paul Frenkiel, CPA, 46, became Chief Financial Officer of the Company in September 1987. His professional experience prior to that time included an accounting practice specializing in financial institutions.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all such reports.

     Based solely on its review of the reports received by it, or representations from certain reporting persons that no filings were required for those persons, the Company believes that, during the fiscal year ended December 31, 1998, its officers, directors and greater than ten percent shareholders complied with all applicable filing requirements except that, due to a delay by the Company in delivering certain option grants reported herein, a Form 4 was filed late by each of Mr. Kozlov, Mr. Lamb, Mr. Makadon, Mr. Neff, Mr. Coleman, Mr. Hoopes, Mr. White and Mr. Rose. In addition, a Form 3 was filed late by Mr. Rose and a Form 5 was filed late by Mr. Kozlov.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Directors' Fees

     Each director of the Company who is not an employee of the Company or its subsidiary banks is paid a fee of $6,000 per year plus $500 for each meeting of the Board of Directors attended. Directors are also eligible to participate in the Company's Key Employee Stock Option Plan ("ESOP") and the 1996 Stock Option Plan subject to the conditions thereof.

Summary Compensation of Named Executives

     The following table sets forth the cash compensation and certain other components of compensation paid during 1996, 1997 and 1998 for the Company's Chief Executive Officer and the four other executive officers of the Company whose salary plus bonus exceeded $100,000 for the fiscal year ended December 31, 1998. The table includes compensation paid by the Company, Jefferson Bank and Jefferson NJ to the individuals listed. Compensation to the Company's executive officers and directors is allocated among the Company and its subsidiary banks based upon the relative amount of time spent by such persons on the affairs of the Company and the subsidiary banks. The subsidiary banks further allocate between themselves the compensation of persons employed by both based upon their relative amount of total assets and the amount of time spent on the affairs of each subsidiary bank.

                          Summary Compensation Table

                                                        Annual Compensation
                                   -------------------------------------------------------------
                                                                                     Other
             Name and                                                                Annual
        Principal Position          Year       Salary($)         Bonus($)       Compensation($)
---------------------------------  ------  ----------------  ----------------  -----------------
Betsy Z. Cohen ..................  1998         400,000(5)        175,000(5)              0
 Director, Chairman and            1997         350,000           125,000                 0
 Chief Executive Officer           1996         310,000           125,000                 0

Robert B. Goldstein .............  1998         141,000(6)         25,000            54,500(7)
 Director and Vice                 1998         129,500(6)        148,500(6)              0
 Chairman of the Company;          1997               0                 0                 0
 President and Chief               1996               0                 0                 0
 Operating Officer of
 Jefferson Bank(8)

Harmon S. Spolan ................  1998         310,000            30,000                 0
 Director, President and           1997         300,000            25,000                 0
 Chief Operating Officer*          1996         290,000            25,000                 0

Edward E. Cohen .................  1998         175,000                 0                 0
 Director and Chairman             1997         175,000                 0                 0
 of Executive Committee            1996         175,000                 0                 0

James R. Sibel ..................  1998         199,000            17,500                 0
 Director, Executive Vice          1997         185,000            20,000                 0
 President and Chief               1996         175,000            15,000                 0
 Credit Officer

                                          Long-Term Compensation
                                   -------------------------------------------
                                                  Awards
                                   -------------------------------------------
                                             Restricted         Securities            All
             Name and                          Stock            Underlying        Other Com-
        Principal Position         Year  Awards ($)(1) (2)    Options (#)(3)    pensation($)(4)
---------------------------------  ----  -------------------  ----------------  ----------------
Betsy Z. Cohen ..................  1998        7,350             33,334            12,116
 Director, Chairman and            1997       14,766             30,500             2,760
 Chief Executive Officer           1996        2,807                  0             2,000

Robert B. Goldstein .............  1998            0             83,335                 0
 Director and Vice                 1998           --                 --                 0
 Chairman of the Company;          1997            0                  0                 0
 President and Chief               1996            0                  0                 0
 Operating Officer of
 Jefferson Bank(8)

Harmon S. Spolan ................  1998       11,000                  0             5,644
 Director, President and           1997       22,080              6,175             1,400
 Chief Operating Officer*          1996        4,172                  0               750

Edward E. Cohen .................  1998        3,300                  0            12,324
 Director and Chairman             1997        6,624                  0             2,760
 of Executive Committee            1996        3,776                  0                 0

James R. Sibel ..................  1998        8,150              4,166             1,489
 Director, Executive Vice          1997       16,376              8,675               170
 President and Chief               1996        4,172                  0               360
 Credit Officer


------------
* Mr. Spolan retired from the Company on February 28, 1999.

(1) Represents the dollar value of shares estimated to be allocated to the accounts of Mrs. Cohen and Messrs. Spolan, Cohen and Sibel under the ESOP for 1998 and the dollar value of shares actually allocated to their accounts in 1997 and 1996.

(2) The total number of shares held in the ESOP, including estimated share allocation for 1998, and their aggregate market value as of December 31, 1998 are as follows: Mrs. Cohen - 2,709 shares,

  $128,544; Mr. Spolan -- 4,029 shares, $189,089; Mr. Cohen -- 1,170 shares,
  $58,000; and Mr. Sibel -- 2,389 shares, $113,880. The Company pays dividends on the shares of Common Stock held in the ESOP as and when declared by the Board of Directors. The market value used for purposes of this table is the closing price per share of the Common Stock as of December 31, 1998 ($19.75 per share).

(3) Adjusted for a 5 for 3 stock split effected in the form of a 66 2/3% stock dividend on July 31, 1998.

(4) Represents the dollar value of shares contributed by the Company to the 401(k) Plan. The value used for purposes of this table is the closing price per share of the Common Stock as of December 31, 1998 ($19.75 per share).

(5) Pursuant to an understanding between Mrs. Cohen and the Compensation Committee, $400,000 of the $475,000 base compensation required by her employment agreement with the Company, was allocated to base compensation and $75,000 was allocated to bonus compensation. See "Compensation of Executive Officers and Directors -- Employment Agreements."

(6) Represents $141,000 paid by the Company to Mr. Goldstein and $278,000 paid in combined salary and bonus by RBC to Mr. Goldstein during 1998 prior to the Company's acquisition of RBC in July 1998.

(7) Represents automobile and housing expenses reimbursed to Mr. Goldstein in 1998 pursuant to his employment agreement. See "Compensation of Executive Officers and Directors -- Employment Agreements."

(8) During fiscal year 1998, Mr. Goldstein held the positions of Vice Chairman and director of the Company and the positions of President and Chief Operating Officer of Jefferson Bank. Upon Mr. Spolan's retirement from the Company on February 28, 1999, Mr. Goldstein also became President and Chief Operating Officer of the Company.

Option Grants and Exercises in Last Fiscal Year and Year-End Option Values

     The following table sets forth the number of options granted to the executive officers and directors listed in the Summary Compensation Table. The exercise price of those options and certain related information is stated as of December 31, 1998 (as adjusted to reflect the 5 for 3 stock split during the year).

                     Option/SAR Grants in Last Fiscal Year

                                                          Individual Grants                              Grant Date Value
                               -----------------------------------------------------------------------  -----------------
                                  Number of
                                 Securities
                                 Underlying     % of Total Options/SARs       Base or
                                Options/SARs      Granted to Employees       Exercise      Expiration       Grant Date
             Name                  Granted           in Fiscal Year        Price ($/sh)      Date(1)     Present Value(2)
-----------------------------  --------------  -------------------------  --------------  ------------  -----------------
Betsy Z. Cohen ..............      33,334                13.0%              $ 31.425         7/10/08         $303,800
Robert B. Goldstein .........      83,335                32.6%                28.80          7/28/08          700,000
Harmon S. Spolan ............           0                  --                     --              --               --
Edward E. Cohen .............           0                  --                     --              --               --
James R. Sibel ..............       4,166                 1.6%                31.425         7/10/08           37,975

------------
(1) All listed options were exercisable on the date of grant and terminate upon the earlier to occur of ten years from the date of grant or termination of employment, subject to certain exemptions relating to the death, disability or retirement of the option holder.

(2) Grant date present value has been calculated using the Black-Scholes option pricing model.

     The following table presents information with respect to stock options exercised during fiscal 1998 by the named executive officers, as well as the number of unexercised stock options and the value of unexercised stock options held as of December 31, 1998 (as adjusted to reflect a 5 for 3 stock split during the year).


                Aggregated Option Exercises in Last Fiscal Year
                    and Fiscal Year End Option Values Table



                                                                                       Value of
                                                                   Number of         Unexercised
                                                                  Unexercised        In-the-Money
                                                                   Options at         Options at
                                  Shares                          December 31,       December 31,
                                 Acquired                             1998               1998
                                    on             Value          Exercisable/       Exercisable/
             Name                Exercise       Realized(1)      Unexercisable     Unexercisable(2)
-----------------------------   ----------   ----------------   ---------------   -----------------
Betsy Z. Cohen ..............          0               0           248,920/0         $2,245,013/0
Robert B. Goldstein .........          0               0           159,083/0            483,285/0
Harmon S. Spolan* ...........     18,313       $ 232,499.87         96,876/0            864,987/0
                                  24,513         317,811.04
                                  26,157         315,027.75
Edward E. Cohen .............          0               0            64,313/0            567,607/0
James R. Sibel ..............      3,858       $ 116,260.83         47,663/0            281,496/0
                                   3,525         120,555.00

------------
* Mr. Spolan retired from the Company on February 28, 1999.

(1) Calculated as the difference between market value (closing sale price) per share of Common Stock on the exercise date and the option exercise price per share.

(2) Calculated as the difference between market value (closing sale price) per share of Common Stock on December 31, 1998 ($19.75 per share) and the option exercise prices per share.

Employment Agreements

     Betsy Z. Cohen. The Company entered into an employment agreement with Betsy Z. Cohen, effective as of January 1, 1997, pursuant to which Mrs. Cohen serves as the Chairman of the Board of Directors and Chief Executive Officer. Under the agreement, Mrs. Cohen receives compensation of $475,000 per year, which may be increased by the Compensation Committee based upon its evaluation of Mrs. Cohen's performance. Pursuant to an understanding between Mrs. Cohen and the Compensation Committee, Mrs. Cohen's compensation for 1998 was allocated $400,000 to base compensation and $75,000 to bonus compensation (total bonus compensation awarded to Mrs. Cohen for 1998 was $175,000).

     Mrs. Cohen is eligible to receive incentive bonuses and stock option grants in amounts to be determined by the Compensation Committee and to participate in all employee benefit plans in effect during her period of employment. The Company has also established a Supplemental Employment Retirement Plan ("SERP") for Mrs. Cohen's benefit which will pay to Mrs. Cohen, upon the later of her actual retirement or her reaching age 65, a monthly retirement benefit equal to one-twelfth of the product of (i) 2 1/4% multiplied by (ii) the number of years that she shall have been employed by the Company, or its affiliates, multiplied by (iii) her "Average Compensation" (defined as the average of the compensation received by Mrs. Cohen in the three most highly compensated years during the previous eight years of employment). The agreement requires Mrs. Cohen to devote as much of her business time to the Company as is necessary to fulfill her duties, although it permits her to have outside business interests. The Company will also pay the cost of premiums for a second-to-die insurance policy on the life of Mrs. Cohen and her husband, Edward E. Cohen, in a face amount of not less than $2,500,000.

     The agreement has a term of three years which is automatically extended so that, on any day on which the agreement is in effect, it has a then-current three year term. The Company may elect to cease the automatic extension of the agreement by providing Mrs. Cohen with notice of such election. The agreement may be sooner terminated in the event of Mrs. Cohen's disability extending for more than 240 days, death or retirement. Mrs. Cohen also has the right to terminate the agreement upon a change in control of the Company (as described below) and for cause. Otherwise, Mrs. Cohen may terminate the agreement upon 90 days' notice.

     The agreement provides the following termination benefits: (i) upon termination due to death, Mrs. Cohen's estate will receive an amount equal to three times Average Compensation (payable over 36 months); (ii) upon termination due to disability, Mrs. Cohen will receive a monthly benefit equal to one-twelfth of the product of (a) Average Compensation and (b) 75%, which will terminate upon the commencement of retirement benefits; (iii) upon termination by Mrs. Cohen for cause, by the Company without cause, or upon a change in control, Mrs. Cohen will receive an amount equal to three times Average Compensation plus continuation of life, health, accident and disability insurance benefits for a period of 36 months; and (iv) upon termination by the Company for cause, Mrs. Cohen will receive her SERP benefits. In the event that any amounts payable to Mrs. Cohen pursuant to items (i) through (iv) above ("Total Benefits"), become subject to any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, the Company is required to pay Mrs. Cohen an additional sum such that the net amounts retained by Mrs. Cohen, after payment of excise, income and withholding taxes, shall equal Total Benefits. Upon any termination of Mrs. Cohen's employment, any option to purchase securities of the Company that has not previously vested will automatically vest on the later of the effective date of her termination or six months after the date such option was granted.

     For the purposes of Mrs. Cohen's employment agreement, the term "change in control" means the occurrence of any of the following: (i) beneficial ownership of 25% or more of the voting securities of the Company being held by any person, entity or group, excluding employee benefit plans of the Company and any person, entity or group holding such combined voting powers on the effective date of the agreement; (ii) approval by the shareholders of (or, in the event no approval is required, the Company consummates) a merger, consolidation, share exchange, division or other reorganization of the Company (each a "Fundamental Transaction"), other than a Fundamental Transaction that would result in the voting securities of the Company outstanding immediately prior to such Fundamental Transaction continuing to represent at least 60% of the combined voting power of (a) in case the Company is the surviving entity, the Company's outstanding securities immediately after such Fundamental Transaction, (b) the surviving entity's outstanding securities; or (c) in the case of a division, the outstanding securities of each entity resulting from the division; (iii) the approval by the shareholders of a plan of liquidation or winding-up of the Company or an agreement to sell all or substantially all of the Company's assets; or (iv) during any 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors no longer constituting at least a majority of the Board of Directors.

     Robert B. Goldstein. The Company and Jefferson Bank entered into an employment agreement with Robert B. Goldstein, effective as of July 28, 1998, pursuant to which Mr. Goldstein serves as the President and Chief Operating Officer of Jefferson Bank and as Vice Chairman of the Company. As of February 28, 1999, Mr. Goldstein was also appointed President and Chief Operating Officer of the Company. Under the agreement, Mr. Goldstein receives base compensation of $350,000 per year, which may be increased annually by the Boards of the Company and Jefferson Bank. Mr. Goldstein received $141,000 in base salary and $25,000 in bonus compensation for the portion of fiscal year 1998 in which he was employed by the Company and Jefferson Bank (July through December 1998).

     Mr. Goldstein is eligible to receive incentive bonuses in amounts to be determined by the respective Boards and to participate in all employee benefit plans in effect during his period of employment. The agreement requires Mr. Goldstein to devote substantially all of his business time to the performance of his duties to the Company and Jefferson Bank.

     The agreement has a term of three years which is automatically extended so that, on any day on which the agreement is in effect, it has a then-current three year term. The Company may, upon written notice, earlier terminate Mr. Goldstein's employment at any time for cause, other than for cause or on account of his death or disability extending for more than 240 days. Mr. Goldstein also has the right to terminate the agreement upon a change in control of the Company (as described below) and for good reason (as described below).

     The agreement provides the following termination benefits:

     1. If the termination is: (a) by the Company for cause, (b) by Mr. Goldstein other than for good reason or (c) due to Mr. Goldstein's death or disability which does not occur during a period 270 days before or 180 after the consummation of a change of control ("change of control period"), Mr. Goldstein will receive base salary accrued through the termination date, any required bonus, excise taxes imposed under Section 4999 of the Internal Revenue Code of 1986, and the present value of all other employee benefits to which he participated on the termination date (collectively the "accrued benefits").

     2. If the termination is within the change of control period and is: (a) by the Company for any reason other than for cause, (b) due to Mr. Goldstein's death or disability or (c) by Mr. Goldstein for good reason or within 180 days after the consummation of a change of control, Mr. Goldstein will receive accrued benefits and a severance payment equal to 2.99 times the sum of Mr. Goldstein's base salary at termination and any bonus payable in the year of termination.

     3. If the termination is as of an effective date not within the change of control period and is: (a) by the Company other than for cause or (b) by Mr. Goldstein for good reason, Mr. Goldstein will receive accrued benefits plus the amount of base salary payable for the remainder of the term of his employment contract had he remained employed, ($50,000 if termination occurs in the first year of employment) and an amount equal to all of the insurance benefits that would have been paid by the Company on behalf of Mr. Goldstein for the remainder of the term of his employment contract had he remained employed.

     For the purposes of Mr. Goldstein's employment agreement, the definition of the term "change in control" is substantially similar to the definition in Mrs. Cohen's employment agreement except that a sale, lease, exchange or other transfer of all or substantially all of the assets of Jefferson Bank rather than of the Company would constitute a change of control. The definition of the term "good reason" is a material diminution of responsibilities or position without Mr. Goldstein's consent, uncured breach of obligations under the employment agreement, termination without cause or failure to elect him as a director of the Company due to negligence in voting by other Board members.

Compensation Committee Interlocks and Insider Participation

     During 1998, Messrs. Lamb, Kozlov, Makadon and Neff served as members of the Compensation Committee. None of the Compensation Committee members are officers or employees of the Company or its subsidiary banks. Further, during 1998, no executive officer of the Company was a director or compensation committee member of any other entity, that had any of its executive officers serving on the Company's Board or compensation committee.

Certain Relationships and Related Party Transactions

     Directors and officers of the Company, and certain business organizations and individuals associated with them, have been customers of, and have had normal banking relationships with, Jefferson Bank and Jefferson NJ. As of December 31, 1998, Jefferson Bank and Jefferson NJ had loans outstanding to directors and officers of the Company, and certain business organizations and individuals associated with them, totaling $13,425,000 on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties. The aggregate outstanding balance of loans to directors and officers of the Company and their affiliates made by Jefferson Bank represented 10% of its shareholders' equity at December 31, 1998, while such loans made by Jefferson NJ represented 12% of its shareholders' equity at such date. In the aggregate, such loans were 10% of the Company's shareholders' equity at December 31, 1998. These loans do not, in management's opinion, represent a greater than normal risk of collectibility or present any other unfavorable features.

     In addition, in February 1999, RAI, of which Edward E. Cohen is an executive officer and director, obtained an $18.0 million revolving credit facility (requiring specific approval of any advances that would bring the amount drawn under the facility over $12 million) from Jefferson Bank for RAI's commercial mortgage loan operations and other approved corporate investments. The entire $18.0 million was drawn down in February 1999 in connection with a specific transaction (approved by Jefferson Bank) whereby RAI acquired the assets of JLA Credit Corp., a small ticket leasing company with $350 million in assets. The facility is collateralized by a pool of first mortgage loans on commercial property whose underlying real properties have an aggregate appraised value of $37.5 million and net operating income of $3.3 million. The facility was made available to RAI in the ordinary course of Jefferson Bank's business on substantially the same terms, including interest rate and collateral, as those prevailing for comparable transactions with unrelated parties. It is management's opinion that the loan does not represent a greater than normal risk of collectibility or present any other unfavorable features. RAI and its subsidiaries maintain an aggregate deposit account relationship with Jefferson Bank in excess of $20 million.

     The Pennsylvania banking laws prohibit state-chartered banks from owning property (fixed assets) having a total book value in excess of 25% of the aggregate of capital, surplus, undivided profits and capital securities of such bank. In light of this restriction, Jefferson Bank and Jefferson NJ have determined to rent, rather than own, their branches and Jefferson Bank's executive office. In the case of the five leases between Jefferson Bank and related parties and the one lease between Jefferson NJ and a related party, described below, management believes that the rental paid for each of these offices is comparable to, or lower than, the rental which would have been required by unrelated parties in similar commercial transactions for similar locations.

     Until February 1998, Jefferson Bank rented premises for its executive offices from Jefferson Associates, a Pennsylvania limited partnership comprised principally of persons related to the Company and Jefferson Bank as officers, directors or legal counsel. Mr. Cohen is a limited partner of Jefferson Associates. Jefferson Bank paid $1,789 in rent for the portion of the year that it occupied the premises.

     In January 1998, Jefferson Bank entered into a 10-year lease (with one ten-year and three five-year renewal options) for 12,943 square feet (increasing to 17,328 square feet in May 1999) of office space at 1845 Walnut Street. Minimum annual rent was $207,088 for the first full year of the lease term, and will be $277,248 for the next two years thereafter (reflecting the increased space), $303,240 for the next four years and $324,900 for the final three years. 1845 Walnut Street is owned by a partnership, one of whose partners is a limited partnership of which subsidiaries of RAI are the general and limited partners. RAI and RAIT (for which Mrs. Cohen is the Chairman and Chief Executive Officer and of which RAI is a 13.5% shareholder) are the principal creditors of the partnership that owns the building. Jefferson Bank also leases 2,164 square feet on the first floor of 1845 Walnut Street pursuant to a September 1996 lease with a ten-year term and two five-year renewal options. The annual rent on such space is $91,970.

     Jefferson Bank leases facilities at 1607-1609 Walnut Street from Jefferson Associates II. Jefferson Associates II is a Pennsylvania limited partnership, the partners of which are also comprised principally of persons related to the Company and Jefferson Bank as officers, directors or legal counsel. Mr. Cohen and Patricia K. Lamb, the wife of Mr. Lamb, are limited partners of Jefferson Associates II. A lease was executed in December 1985 and amended effective April 1988 to include the 1609 Walnut Street space. As amended, the lease provides for a twenty-year term, with a five-year renewal option, at an annual gross rental base of $152,216. The lease provides for yearly escalations based upon increases in the cost of living, with a minimum increase of 3% and a maximum increase of 7% in any such year. In addition, under the terms of the lease, Jefferson Bank is responsible for payment of taxes, utilities and insurance on the building. Jefferson Bank sublets a portion of the space not used for its branch location to Brandywine Construction & Management, Inc., of which Mr. Cohen is a director and minority shareholder.

     Jefferson Bank has also leased premises for its Manayunk branch office from Canal House Historic Associates, a Pennsylvania limited partnership which may be deemed to be an affiliate of Mr. Cohen. The initial term of the lease expired in May 1995, whereupon Jefferson Bank exercised the first of three five-year renewal options at an annual base rent of $46,095. During the second and third renewal terms, base rent will be the prevailing market rent, provided that the minimum annual rent payable during the second renewal term is $48,250 and during the third renewal term is $53,372. The maximum annual rent in any renewal period cannot exceed 120% of the rent paid at the expiration of the prior period.

     Jefferson NJ has leased premises for its Haddon Heights branch office from Jefferson Associates NJ, L.P., a New Jersey limited partnership comprised of directors of Jefferson NJ. Mr. and Mrs. Cohen are limited partners of the partnership. The lease provides for a term expiring March 1, 2001 at an annual rental of $133,860. Finally, Ballard Spahr Andrews & Ingersoll, LLP, (of which Mr. Makadon is a member) has provided legal services to the Company during 1998.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The executive compensation program of the Company is administered by the Compensation Committee, which is composed of four independent, non-employee directors (Messrs. Lamb, Kozlov, Makadon and Neff). The function of the Compensation Committee is to review general compensation policies, to establish the compensation for the senior executive officers of the Company (Mrs. Cohen and Messrs. Cohen, Sibel and Goldstein) and to recommend appropriate compensation levels for senior officers of the Company's subsidiaries.

Overall Policy

     The Board of Directors and the Compensation Committee subscribe to The Business Roundtable's statement of principles in considering executive compensation: "Executive compensation and share ownership programs should be designed to attract, motivate, reward and retain the management talent required to achieve corporate objectives and increase shareholder value." Compensation decisions for all executive officers, including those for the Company's Chief Executive Officer, Mrs. Cohen, are based on the same criteria, consisting primarily of consideration of the Company's overall general performance, its performance relative to its competitors and peer group institutions, and the performance of particular areas of the Company's operations for which the executive is responsible. In establishing compensation for its executive officers, the Company seeks to:

     1. Link rewards to results of operations and shareholder returns;

     2. Encourage the creation of shareholder value and achievement of strategic objectives;

     3. Attract and retain, on a long-term basis, highly qualified executive personnel; and

   4. Provide a total compensation program that is competitive with the Company's competitors and linked to individual responsibility and performance.

Key Elements

     The Company's compensation program consists of three components: base salary, short-term incentives and long-term incentives.

     Base Salary. Base salaries for executive officers are substantially dependent upon salaries paid for comparable positions by the Company's competitors. The responsibilities undertaken and the competence with which these responsibilities are carried out by the particular executive officer are taken into account. In determining the level of any year-to-year salary increase for a particular executive, the general overall performance of the Company and the person's contribution to that performance are also taken into account, although the Compensation Committee has not applied arithmetic guidelines in so doing. In addition, the Compensation Committee will consider whether a particular aspect of the Company's operations (as, for example, asset quality) under the direct supervision and control of an officer has achieved significant improvement (or experienced deterioration) irrespective of the Company's overall performance.

     Bonus. Bonus compensation is a short-term incentive program, discretionary with the Compensation Committee, which makes cash awards based upon what it determines to be outstanding performance in achieving particular strategic goals of the Company as well as the overall performance of the Company. Bonus determinations are made on a case-by-case basis and, accordingly, are not the result of the application of a particular formula.

     Long-Term Incentives. As with bonus compensation, long-term incentive compensation is based on contributions to the Company's performance. These programs are designed not only to develop and maintain strong management but also to align the interests of executives with the enhancement of shareholder value. The Company's 1996 Stock Option Plan, the ESOP and the 401(k) Plan are used to motivate key employees and executive officers to achieve long-term results beneficial to shareholders: the value of awards under such programs are directly linked to the value of the Common Stock. As with bonus compensation, long-term incentive compensation is awarded on a case-by-case basis and, for 1998 reflected the longer-term growth, since 1993, in the Company's net income, loans, non-interest income, return on assets, return on equity and the improvement since that date in the Company's asset quality.

1998 Compensation of Chief Executive Officer

     In 1997, the Compensation Committee determined that it would be in the best interest of the shareholders to secure Mrs. Cohen's services in the future through an employment agreement between herself and the Company. For a description of the terms of that agreement, see "Compensation of Executive Officers and Directors - Employment Agreements." Pursuant to an understanding between Mrs. Cohen and the Compensation Committee in 1998, the compensation called for under Mrs. Cohen's employment agreement was allocated $400,000 to base compensation and $75,000 to bonus compensation. The Compensation Committee also awarded Mrs. Cohen $100,000 in additional bonus compensation. In so doing, the Committee particularly noted the successful integration into the Company of Regent and UVB following their acquisitions in 1998 and 1997, respectively, and the growth in the Company's total assets, total loans, shareholders' equity, net income (excluding non-recurring Regent merger expenses) and non-interest income during both the most recent one and five year periods. The Compensation Committee believes that this growth has significantly improved the Company's ability to compete with other financial institutions in its service area.

                          1998 Compensation Committee

                                William H. Lamb
                                 Hersh Kozlov
                                Arthur Makadon
                               P. Sherrill Neff

Share Investment Performance

     The following graph compares the change in the cumulative total shareholder return on the Common Stock from December 31, 1993 to December 31, 1998, with the performance of the Nasdaq Composite Index and the performance of the SNL Securities $1-5 Billion Bank Asset-Size Index for the same period. The Company's shares are traded on The Nasdaq Stock Market under the symbol "JEFF." The total return indices reflect reinvestment of dividends.

                       COMPARES CUMULATIVE TOTAL RETURN
                       AMONG JEFFBANKS, INC., THE NASDAQ
                    COMPOSITE INDEX AND THE SNL SECURITIES
                         $1B-$5B BANK ASSET-SIZE INDEX

                                 JeffBanks, Inc.


                            Total Return Performance









                                [CHART OMITTED]








                                                                          Period Ending
                                       ---------------------------------------------------------------------------------
Index                                  12/31/93        12/31/94       12/31/95     12/31/96       12/31/97      12/31/98
------------------------------------------------------------------------------------------------------------------------
JeffBanks, Inc.                        100.00           125.45         153.80       196.39         359.18        261.86
NASDAQ Composite                       100.00            97.75         138.26       170.01         208.58        293.21
SNL $1B-$5B Bank Asset-Size Index      100.00           105.28         141.58       183.54         306.09        305.38
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                   ASSUMES $100 INVESTED ON DECEMBER 31, 1993
                         ASSUMES DIVIDENDS REINVESTED
                      FISCAL YEAR ENDING DECEMBER 31 1998


                                       17

              PROPOSAL 2. AMENDMENT OF THE 1996 STOCK OPTION PLAN

     The Board of Directors recommends that the shareholders ratify an amendment to the Company's 1996 Stock Option Plan to increase the maximum number of shares of Common Stock which may be issued under the Option Plan ("Option Shares") by 300,000 shares. A plurality of the votes cast at the meeting either in person or by proxy is required for approval.

     The Option Plan currently provides that a maximum of 250,000 shares of Common Stock may be issued to executive officers, key employees and directors of the Company and its subsidiaries. The Option Plan also provides that the Company's Compensation Committee may adjust the number of shares of Common Stock which may be issued under the Option Plan in the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or similar transaction. The number of shares issuable by the Option Plan has been adjusted by a 5% stock dividend in 1997 and a 5 for 3 stock split issued in the form of a 66 2/3% stock dividend in 1998. The number of shares issuable under the Option Plan is currently 437,500 shares. As of the record date, all but 38,301 of the available Option Shares have been issued pursuant to the Option Plan.

     The purpose of the proposed increase is to provide sufficient shares for future option grants to executive officers, key employees and directors. The Board believes that the Company and its shareholders significantly benefit from having the Company's management and directors receive options to purchase the Company's Common Stock and that the opportunity thus afforded these persons to acquire Common Stock is an essential element of an effective management incentive program. The Board also believes that stock options are very valuable in attracting and retaining highly qualified management personnel and in providing additional motivation to management to use its best efforts on behalf of the Company and its shareholders.

     If approved by the shareholders, Section 1.06(a) of the Option Plan would be amended to read as follows: "Shares of stock which may be issued under the Plan shall be Common Stock. The maximum number of shares of Common Stock which may be issued under the Plan shall be 737,500."


                     PROPOSAL 3. RATIFICATION OF AUDITORS

     The Board of Directors recommends that the shareholders ratify the selection of Grant Thornton LLP, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1999. A plurality of the votes cast at the Meeting is required for ratification.

     Representatives of Grant Thornton LLP are not expected to be present at the Meeting.


                             SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the next Annual Meeting of Shareholders and included in the Company's Proxy Statement relating to that meeting must be received by the Company at its executive offices not less than 120 days prior to the date corresponding to the date of the release of the Company's Proxy Statement to shareholders in connection with this Meeting. Accordingly, shareholder proposals to be presented at the 2000 Annual Meeting of Shareholders must be submitted to and received by the Company no later than December 16, 1999. In addition, proxies for the 2000 annual meeting of shareholders may confer upon management of the Company discretionary authority to vote on any matters brought before that meeting ( and not included in the proxy statement for that meeting) if the Company has not received notice of the matter on or before March 1, 2000.

PROXY

                                JEFFBANKS, INC.

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                        OF DIRECTORS OF JEFFBANKS, INC.

     The undersigned, hereby appoints Betsy Z. Cohen and Paul Frenkiel, and each of them, as and for the proxies, each with the power to appoint such proxys substitute, and hereby authorizes them, or any of them, to vote all of the shares of Common Stock of JeffBanks, Inc. held of record by the undersigned on March 22, 1999 at the Annual Meeting of Shareholders of JeffBanks, Inc. to be held Friday, May 21, 1999 and at any and all adjournment, postponements or continuations thereof as set forth on the reverse side hereof:




-------------------------------------------------------------------------------
                           o FOLD AND DETACH HERE o

                                                           Please mark   /X/
                                                           your votes
                                                           as this

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
1.  ELECTION OF DIRECTORS.
    The nominees for election are Betsy Z. Cohen, William H. Lamb, William D. White                               I plan to attend
    and Robert J. Coleman.                                                                                        the meeting

FOR all nominees           Withhold Authority           To withhold authority to vote for any individual nominee,      / /
listed above (except as    to vote for all nominees     write thatnominee's name in the space provided below.
marked to the contrary     listed above
at the right)                                           ---------------------------------------------------------
     / /                         / /

2.  PROPOSAL TO AMEND THE 1996 STOCK OPTION PLAN.    3.  PROPOSAL TO RATIFY THE SELECTION         4.  IN THEIR DISCRETION, THE
                                                         OF GRANT THORNTON LLP AS INDEPENDENT         PROXIES ARE AUTHORIZED TO
                                                         PUBLIC AUDITORS FOR 1999 FISCAL YEAR         VOTE UPON SUCH OTHER BUSINESS
                                                                                                      AS MAY PROPERLY BE BROUGHT
                                                                                                      BEFORE THE MEETING OR ANY
                                                                                                      ADJOURNMENT THEREOF.
FOR              AGAINST           ABSTAIN           FOR         AGAINST       ABSTAIN            FOR         AGAINST      ABSTAIN
/ /                / /              / /              / /          / /            / /              / /           / /          / /

                                                                                This proxy, when properly executed, will be voted
                                                                                in the manner described herein by the undersigned.
                                                                                If no direction is made, this proxy will be voted
                                                                                FOR all nominees listed and FOR approval of the
                                                                                amendment to the 1996 Stock Option Plan and FOR
                                                                                ratification of Grant Thornton LLP as independent
                                                                                public auditors for the Company for fiscal 1999.
                                                                                Please sign exactly as your name appears on this
                                                                                proxy card. When shares are held by joint tenants,
                                                                                both should sign. When signing as an attorney,
                                                                                executor, administrator, trustee or guardian,
                                                                                please give full title as such. If a corporation,
                                                                                please sign in full corporate name by President or
                                                                                other authorized officer. If a partnership, please
                                                                                sign in partnership name by authorized person.


Signature                                                                 Date
         ----------------------------------------------------------           -----------------------------------------------------

                      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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                                                     o FOLD AND DETACH HERE o
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